As filed with the Securities and Exchange Commission on July 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UTIME LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7th Floor, Building 5A Shenzhen Software Industry Base Nanshan District, Shenzhen People’s Republic of China	518061
(Address of Principal Executive Offices)	(Zip Code)

Utime Limited 2026 Equity Incentive Plan
(Full Title of the Plan)

Hengcong Qiu

7th Floor, Building 5A

Shenzhen Software Industry Base

Nanshan District, Shenzhen

People’s Republic of China

(Name and address of agent for service)

Tel: (86) 755-8651-2266

(Telephone number, including area code, of agent for service)

With copies to:

Megan J. Penick Esq.

Dorsey & Whitney LLP

1301 Avenue of the Americas, 13th Floor

New York, NY 10019

(212) 415-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Utime Limited, an exempted company incorporated in the Cayman Islands (the “Company” or ‘Registrant”), filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-8 (Registration No. 333-295344) on April 27, 2026 (the “Prior Registration Statement”), pursuant to and in accordance with the requirements of Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 5,000,000 ordinary shares of the Company, par value $0.50 per share (the “Ordinary Shares”) (calculated prior to giving effect to the Reverse Stock Split, as defined below), to be offered and sold under the Company’s 2026 Equity Incentive Plan (the “2026 Plan”). Pursuant to General Instruction E to Form S-8, the contents of the 2026 Plan are incorporated herein by reference.

On June 22, 2026, the Company effected a 1-for-10 share consolidation of its authorized, issued and outstanding Ordinary Shares (the “Reverse Stock Split”), which reduced the number of Ordinary Shares registered for issuance under the 2026 Plan to 500,000 Ordinary Shares of par value $5.0 each. The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 4,500,000 Ordinary Shares issuable pursuant to the 2026 Plan. Upon the effectiveness of this Registration Statement, an aggregate of 5,000,000 Ordinary Shares will be registered and available for issuance from time to time under the 2026 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Registrant. The address for the Commission’s website is “http://www.sec.gov.” The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2025 filed with the Commission on August 11, 2025;
(b)	The Registrant’s Semi-Annual Report on Form 6-K for the six months ended September 30, 2025, filed with the Commission on March 18, 2026;
(c)	The Registrant’s Current Reports on Form 6-K filed with the Commission on August 22, 2025, September 9, 2025, September 9, 2025, October 9, 2025, October 14, 2025, October 17, 2025, October 23, 2025, October 24, 2025, October 27, 2025, October 28, 2025, October 30, 2025, November 3, 2025, November 5, 2025, November 12, 2025, December 16, 2025, December 31, 2025, January 20, 2026, January 28, 2026, March 13, 2026, April 24, 2026, April 29, 2026, May 4, 2026 and May 21, 2026; and
(d)	The description of the Registrant’s Ordinary Shares, incorporated by reference in the Registrant’s registration statement on Form 8-A filed (Registration No. 001-40306) with the Commission on April 1, 2021, and any amendment or report filed for the purpose of updating such description.

Except to the extent such information is deemed furnished and not filed pursuant to securities laws and regulations, all documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent specifically designated therein, Current Reports on Form 6-K furnished by the Registrant to the Commission, in each case, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement.

Exhibit Number	Description of Exhibit
4.1	Form of Grant Agreement
5.1*	Opinion of Maples and Calder (Cayman) LLP
23.1*	Consent of Assentsure PAC
23.2*	Consent of Audit Alliance LLP
23.3*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
99.1	2026 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K filed April 24, 2026)
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Shenzhen, China on July 27, 2026.

UTime Limited

By:	/s/ Hengcong Qiu
Name:	Hengcong Qiu
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hengcong Qiu, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933 as amended) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement on Form S-8.

Signature	Title	Date

/s/ Hengcong Qiu	Director and Chief Executive Officer	July 27, 2026
Hencong Qiu	(Principal Executive Officer)

/s/ Xiaogian Jia	Director	July 27, 2026
Xiaogian Jia

/s/ Hailin Xie	Director	July 27, 2026
Hailin Xie

/s/ Yanzhi Wang	Director	July 27, 2026
Yanzhi Wang

/s/ Minfei Bao	Director	July 27, 2026
Minfei Bao